EMPLOYMENT AGREEMENT
                              --------------------

         This Agreement made as of the 1st day of October, 1999, by and between ADVANCED VIRAL RESEARCH CORP., a Delaware corporation, with offices located at 200 Corporate Boulevard South, Suite 145, Yonkers, New York 10701 (the "Corporation") and ALAN GALLANTAR, with an address at 97 Trieste Street, Iselin, New Jersey 08830 (the "Employee"):

                              W I T N E S S E T H :

         WHEREAS, the parties desire to enter into this agreement to set forth the terms of the Employee's employment by the Corporation.

         NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the Corporation and the Employee mutually agree as follows:

         1.Employment and Duties.

                  (a) Employment. The Company agrees to employ the Employee, and the Employee agrees to accept employment with the Company, on the terms and conditions hereinafter set forth.

                  (b) Scope of Duties. The Employee's title shall be Chief Financial Officer of the Company. The Employee shall render services solely for the benefit, and on behalf of the Company and its subsidiaries as directed by the Board of Directors of the Company. The Board of Directors of the Company shall have the power to determine the general and specific duties to be performed by the Employee and the means and the manner by which those duties shall be performed.


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


                  (c) Professional Standards. Recognizing and acknowledging that it is essential for the protection and enhancement of the name and business of the Corporation and the good will pertaining thereto, the Employee shall perform his duties under this Agreement professionally and in accordance with the standards established by the Corporation from time to time; and the Employee shall not act, and shall refrain from acting, in any manner that could harm or tarnish the name, business or income of the Corporation or the good will pertaining thereto.

         2.Devotion of Time to Employment: The Employee shall devote his full business time and attention to the business and affairs of the Corporation as shall be necessary to carry out his duties hereinabove, and as may be amended from time to time consistent with the Corporation's business development.

         3.Compensation and Benefits:

                  (a) Base Salary. For all services rendered by the Employee during the term of this Agreement, the Corporation shall pay to the Employee a base salary, payable in accordance with the Corporation's customary payment policies and periods, at the following annual rates: (i) for the period commencing on the date of this Agreement and ending on the day immediately preceding the first anniversary of the date of this Agreement, $175,000; (ii) for the period commencing on the first anniversary of the date of this Agreement and ending on the day immediately preceding the second anniversary of the date of this Agreement, $200,000; and (iii) for the period commencing on the second anniversary of the date of this Agreement and ending on the day immediately preceding the third anniversary of the date of this Agreement, $225,000.

                  (b) Bonuses. For each year during the term of this Agreement the Corporation shall pay to the Employee not later than 90 days after the end of such period a cash bonus of not less than 10% nor more than 50% of the Employee's base salary for such year the lesser percentage being


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


earned upon the completion of each year's term of service in compliance with this Agreement, and the remaining 40% being dependent on the Board's good faith determination, after discussion with the Employee as to whether or not the Corporation and the Employee met their respective goals for such year, as set forth in Schedule A-1 and A-2 for each year of the term hereof.

                  (c) Fringe Benefits. During the term of this Agreement, the Corporation shall provide to the Employee and the Employee's family the same benefits that the Corporation is then providing generally to all other senior executives of the Corporation and their families. Nothing herein shall require the Corporation to adopt, maintain or continue any fringe benefit.

                  (d) Stock Options. On the date hereof, the Corporation has granted to the Employee stock options to purchase an aggregate of 4,547,880 shares of the Corporation's Common Stock, par value $.00001 per share ("Common Stock"), which number of shares is equal to 1.5% of the issued and outstanding shares of Common Stock on the date hereof. All of the options granted pursuant to the preceding sentence shall have a term of ten (10) years from the date of grant. The price for all Common Stock which may be purchased upon exercise of the foregoing options shall be $.24255 per share, such amount being equal to 110% of the average of the low bid and high asked prices of the Common Stock for the last ten days prior to the date of this Agreement during which the Corporation's Common Stock was traded. Subject to Section 5(c), options to purchase an aggregate of 1, 515,960 shares shall vest on each of the first, second and third anniversaries of the date of this Agreement provided that the Employee shall then be employed by the Corporation and shall not be in material default of any of the provisions of this Agreement. The Employee shall also be eligible for additional awards of stock options by the Corporation, provided that the granting of such options shall be within the sole discretion of the Board of Directors of the Corporation (or any committee thereof with responsibility for the granting of stock options).


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


                  (e) Vacation. The Employee shall be entitled to vacation at the rates of 15 working days during the first year and 20 working days during each succeeding year of the term of this Agreement. Vacation time may be taken all at once or from time to time; provided, however, that (i) the Employee shall schedule vacation time so as to mitigate the adverse effect to the Corporation of the Employee's absence and (ii) the Employee shall give the Corporation at least thirty (30) days notice of consecutive vacation days in excess of five (5) to be taken by the Employee at any time.

                  (f) Automobile Allowance. During the term of this Agreement the Employee shall receive a non-accountable automobile allowance of $500 per month. The Employee shall be solely responsible for all costs of acquiring and maintaining an automobile for his business use including purchase or leasing costs, fuel, insurance, repairs, license and registration fees.

                  (g) Professional Fees and Other Reimbursable Expenses. The Corporation shall reimburse the Employee for certified public accountant license fees and for membership in professional organizations set forth in Schedule B hereto up to a maximum of $5,000 per year in the aggregate. In addition, the Corporation shall reimburse the Employee for all other expenses incurred by him in performing his duties under this Agreement provided that such expenses are approved in advance by the Chief Executive Officer of the Corporation.

                  (h) Relocation Expenses. If the Employee relocates his primary residence to Westchester County, New York or to New York City prior to the second anniversary of the date of this Agreement, the Corporation shall pay on behalf of the Employee, upon receipt of reasonable documentation therefor, the reasonable expenses incurred by the Employee in connection with such relocation, up to a maximum of $15,000, such expenses to be limited to those incurred from a moving company and legal and brokerage fees related to the sale of his current residence. If any of


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


the foregoing expenses are taxable as income to the Employee, he shall be entitled to receive an additional sum equal to 40% of the amount so taxable.

         4.Intellectual Property. The parties agree that if any intellectual property rights, including, without limitation, trademarks, copyrights, or patents, shall be developed by the Employee from the knowledge the Employee acquires while performing his duties to the Corporation under this Agreement, the Employee agrees to assign such rights to the Corporation.

         5.Termination of Agreement.

                  (a) Subject to Section 5(b) and 5(c), the term of this Agreement shall commence on the date hereof and continue until the third anniversary of the date hereof. Until the expiration of 90 days after the date of this Agreement, the Corporation may terminate this Agreement if in the good faith determination of the Board of Directors of the Corporation, in its sole discretion, the continued employment of the Employee under this Agreement would not be beneficial to the Corporation. In such event, the effects of such termination shall be the same as set forth in Section 5(b), except that the Employee shall be paid $87,500 as severance pay.

                  (b) The Corporation may terminate this Agreement at any time "for cause" if: the Employee becomes unfit to properly render services to the Corporation hereunder because of alcohol or drug related abuses, as defined under and is consistent with applicable laws; conviction of a crime or moral turpitude that constitutes a felony under federal or state law; or material breach of this Agreement which is not cured within twenty (20) days after written notice is given by the Corporation to the Employee. Such termination, except for material breach (in which case the termination shall be effective immediately upon the expiration of the cure period) shall be effective thirty
(30) days after the delivery of written notice thereof to the Employee of such termination of his employment for cause (the "Cause Termination Notice"), or at such later time as may be


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

designated in said notice. The Employee shall vacate the offices of the Corporation on or before such effective date unless such termination for cause may be subject to cure by the Employee. All compensation due hereunder shall cease as of said effective date of the termination, except accrued compensation that shall remain unpaid at such date. For such purpose, the Employee shall not be deemed to have any accrued right to receive any bonus for the year in which his employment is terminated. Upon a termination of the Employee's employment under this Section 5(b), the Employee may exercise his options to the extent vested as of the effective date of termination, until ninety (90) days after the effective date of termination of his employment, after which such options shall terminate.

                  (c) Except in the case of a termination for cause (which is governed by Section 5(b)), the Corporation may terminate this Agreement upon not less than thirty (30) days prior written notice for any reason or no reason. In such event, all compensation shall cease as of the effective date of the termination, except accrued compensation which shall remain unpaid at such date (which accrued compensation shall not be deemed to include any bonus payable in respect of the year in which the Employee's employment was terminated), except that the Corporation shall also pay to the Employee in cash in three equal monthly installments starting 30 days after the effective date of termination an amount equal to an aggregate of 75% of the Employee's annual base salary at the rate then in effect. Upon a termination of the Employee's employment under this
Section 5(c), all stock options granted to the Employee on the date hereof shall become 100% vested (the options which were vested prior to the acceleration made as a result of this sentence are referred to as the "Pre- Vested Options" and the options which first become vested pursuant to this sentence are referred to as the "Accelerated Options"). Upon termination of the Employee's employment under this Section 5(c), the Employee may exercise (i) all of his Pre-Vested Options for the remainder of the original


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


term of such Pre-Vested Options and (ii) all of his Accelerated Options until ninety (90) days after the effective date of termination of his employment, after which such Accelerated Options shall terminate.

                  (d) Except in the case of termination by the Employee after a Change of Control (as hereinafter defined), the effect of which termination shall be governed by Section 5(e), the Employee may elect to terminate this Agreement at any time for any reason provided he delivers written notice of such intention to terminate not less than sixty (60) days prior to the date of such termination. In such event, all compensation and other benefits (except accrued compensation which shall remain unpaid at such date (which accrued compensation shall not be deemed to include any bonus payable in respect of the year in which the Employee terminates his employment)), shall cease as of the effective date specified in such notice, except that the Employee shall have the right to exercise his options to the extent they are vested on the effective date of termination until ninety (90) days after such date, after which such options shall terminate.

                  (e) If there occurs a Change of Control of the Corporation, the Employee may, at his option, upon thirty (30) days written notice given to the Corporation within one year after a Change of Control, terminate this Agreement, and:

                           (i) the Employee shall be entitled to receive payment of his base salary for the remaining term of the Agreement[, to be paid as a lump sum];

                           (ii) all stock options granted to the Employee on the date hereof shall immediately become 100% vested; and

                           (iii) the Employee may exercise all of his stock options until ninety (90) days after the effective date of termination of his employment, after which such options shall terminate.


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


                  (f) Notwithstanding any other provision of this Agreement, if the aggregate present value of the "parachute payments" to the Employee, determined under Section 280G(b) of the Internal Revenue Code of 1986, as amended (the "Code"), is at least three times the "base amount" determined under such Section 280G, then the compensation otherwise payable under this Agreement and any other amount payable hereunder or any other severance plan, program, policy or obligation of the Corporation or any other affiliate thereof shall be reduced so that the aggregate present value of the parachute payments to the Employee, determined under such Section 280G, does not exceed 2.99 times the base amount. In no event, however, shall any benefit provided hereunder be reduced to the extent such benefit is specifically excluded by Section 280G(b) of the Code as a "parachute payment" or as an "excess parachute payment." Any decisions regarding the requirement or implementation of such reductions shall be made by such tax counsel as may be selected by the Company and acceptable to the Employee.

                  (g) For purposes of this Agreement, the term "Change of Control" means the occurrence of any of the following: (i) the consummation of any transaction the result of which is that any person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), other than the Employee, Shalom Hirschman, Bernard Friedland or William Bregman or any affiliate thereof or any group comprised of any of the foregoing, owns, directly or indirectly, 51% of the Common Equity (as hereinafter defined) of the Corporation, (ii) the Corporation consolidates with, or merges with or into, another person (other than a direct or indirect wholly-owned subsidiary) or any person consolidates with, or merges with or into, the Corporation, in any such event pursuant to a transaction in which the outstanding Voting Stock (as hereinafter defined) of the Corporation, as the case may be, is converted into or changed for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the


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



Corporation, as the case may be, is converted into or exchanged for Voting Stock of the surviving or transferee corporation and the beneficial owners of the Voting Stock of the Corporation immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving or transferee corporation immediately after such transaction, (iii) the Corporation, either individually or in conjunction with one or more subsidiaries sells, assigns, conveys, transfers, leases or otherwise disposes of, or the subsidiaries sell, assign, convey, transfer, lease or otherwise dispose of, all or substantially all of the properties and assets of the Corporation and its subsidiaries, taken as a whole (either in one transaction or a series of related transactions), including capital stock of the subsidiaries, to any person (other than the Corporation or a wholly owned subsidiary of the Corporation), or (iv) during any two (2) year period commencing subsequent to the date of this Agreement, individuals who at the beginning of such period constituted the Board of Directors of the Corporation (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Corporation was approved by a vote of two-thirds of the directors then still in office) who were either directors at the beginning of such period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority of the Board of Directors then in office; provided, however, that a person shall not be deemed to have ceased being a director for such purpose if such person shall have resigned or died. For purposes hereof, (x) the term "Common Equity" of the Corporation means all capital stock of the Corporation that is generally entitled to vote in the election of directors and (ii) the term "Voting Stock" of the Corporation means securities of any class of capital stock of the Corporation entitling the holders thereof to vote in the election of members of the Board of Directors of the Corporation.


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



         6.Limitations on Authority: Without the express written consent from the Board of Directors of the Corporation, and other than in the ordinary course of business, the Employee shall not have apparent or implied authority to:

                  (a) Pledge the credit of the Corporation.

                  (b) Bind the Corporation under any note, mortgage or other monetary obligation under a monetary instrument.

                  (c) Release or discharge any debt due the Corporation unless the Corporation has received the full amount thereof.

                  (d) Sell, mortgage, transfer or otherwise dispose of a substantial amount of the assets of the Corporation.

         7.Covenant Not to Compete and Confidentiality.

                  (a) In order to induce the Corporation to enter into an employment relationship, the Employee covenants and agrees for a period of five
(5) years after termination of the Employee's employment, the Employee will not directly or indirectly, as sole proprietor, independent contractor, employee, consultant, agent, partner or joint venturer, or as an officer, director, stockholder, agent, servant or employee of any firm, person, entity, partnership or corporation, or otherwise, engage or participate in or attempt to engage or participate in any manner in the same, a similar or a directly or indirectly competitive business, to that of Corporation. Notwithstanding the foregoing, the Employee shall be entitled to be employed by a major pharmaceutical company in a non-marketing or sales capacity even if such employer is marketing a product that is competitive with those of the corporation provided that such competitive product does not constitute 10% or more of such employer's sales.


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


                  (b) For a period of one (1) year from and after the termination of the Employee's employment, the Employee agrees that he shall refrain from soliciting and shall not, directly or indirectly, as sole proprietor, independent contractor, employee, consultant, agent, partner, or joint venturer, or as an officer, director, stockholder, agent or employee of any firm, person, entity, partnership or corporation, or otherwise solicit the employees of the Corporation to leave the service of Corporation.

                  (c) The parties agree that the Corporation's products, technology, inventions, technical data, process, patent applications, "know-how", tests, developments, designs, improvements, drawings, formulas, methods, research plans, clinical plans, clinical data, marketing plans and business plans shall be a trade secret and proprietary and/or confidential information. The parties agree that all information concerning the Corporation's product, RETICULOSE AND/OR PRODUCT R, and any and all additional products developed during the period of the employee's employment are highly confidential and are the sole and exclusive property of the Corporation. The parties acknowledge that the Employee shall have access to confidential information concerning the Corporation and specifically concerning RETICULOSE AND/OR PRODUCT R, and any and all additional products developed during the period of the Employee's employment, including their methodology of development and manufacture, among other confidential data and information. The Employee expressly agrees to refrain from disclosing to any person or entity, other than at the direction and approval of the Board of Directors of the Corporation, any confidential information regarding RETICULOSE AND/OR PRODUCT R, and any and all additional products developed during the period of the Employer's employment, either directly or indirectly, or to seek to exploit RETICULOSE AND/OR PRODUCT R, and any and all additional products developed during the


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



period of the Employee's employment, other than through and with the approval of the Board of Directors of the Corporation, for a period of ten years.

                  (d) (i) It is agreed and understood by and among the parties to this Agreement that the restrictive covenants and agreements set forth in subsections 7(a), 7(b) and 7(c) are each individually essential elements of this Agreement and that, but for agreement of the Employee to comply with such covenants and agreements, the Corporation would not have agreed to employ the Employee. Further, the Employee expressly acknowledges that the restrictions contained in subsections 7(c), 7(b) and 7(c) are reasonable and necessary to accomplish the mutual objectives of the parties associated with the employment relationship and to protect the Corporation's legitimate interests and protecting its business and business relationships. The Employee further acknowledges that enforcement of the restrictions contained herein will not deprive him, or any of his agents, servants or employees, or any of them, of the ability to earn a reasonable living and that any violation of the restrictions contained in this Agreement will cause irreparable injury to Corporation. Such covenants and agreements of the Employee shall be construed as agreements independent of any other provision of this Agreement and of each other. The existence of any claim or cause of action of the Employee against the Corporation, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Corporation of such restrictive covenants and agreements.

                  (ii) It is agreed by the parties hereto that if any portion of the restrictive covenants and agreements set forth in subsubsections 7(a), 7(b) and 7(c) are held to be invalid, unreasonable, arbitrary or against public policy, then each such agreement shall be considered divisible both as to time, geographical area and any other relevant feature, with each month of a specified period being deemed a separate period of time and each geographical market area being deemed a separate


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

geographical area, it being the intention of the parties that a lesser period of time, geographical area or other relevant feature shall be enforced as long as the same is not unreasonable, arbitrary or against public policy. The parties hereto further agree that, in the event any court of competent jurisdiction determines that a specified time period, a specified geographical area or any other relevant feature is unreasonable, arbitrary or against public policy, a lesser time period, geographical area or other relevant feature which is determined to be reasonable, non-arbitrary and not against public policy may be enforced against the Employee, and the Employee agrees to be bound thereby.

                           (iii) The parties hereto agree that damages at law,
including but not limited to monetary damages, will be insufficient remedy to the Corporation in the event that the restrictive covenants of subsubsections 7(a), 7(b) and 7(c) are violated and that, in addition to any remedies or rights that may be available to the Corporation, all of which other remedies or rights shall be deemed to be cumulative, retained by Corporation and not waived by the enforcement of any remedy available hereunder, including but not limited to the right to sue of monetary damages; Corporation also shall be entitled, upon application to a court of competent jurisdiction, to seek injunctive relief, including but not limited to a temporary restraining order or temporary, preliminary or permanent injunction, to enforce the provisions of this Section 7 as well as an equitable accounting of all profits or benefits arising out of any such violation, all of which shall constitute rights and remedies to which the Corporation may be entitled.

                  (e) The Employee recognizes that the restrictions set forth in this Section 7 are reasonable and properly required for the adequate protection of the business of the Corporation

         8.Survival of Representations and Warranties. The warranties, representations, covenants and agreements set forth herein shall be continuous and shall survive the termination of this Agreement or any part hereof.


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

         9.Entire Agreement: This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby, and this Agreement supersedes in all respects all written or oral understandings and agreements heretofore existing between the parties hereto.

         10.Amendment and Waiver: This Agreement may not be modified or amended except by an instrument on writing duly executed by the parties hereto. No waiver of compliance with any provision or condition hereof and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by the party hereto sought to be charged with such waiver or consent.

         11.Notices: Notices and requests required or permitted hereunder shall be deemed to be delivered hereunder if mailed with postage prepaid or delivered, in writing to the addresses set forth above or to such other address as the respective parties shall designate in writing.

         12.Counterparts: This Agreement may be executed in one or more counterparts, and all such counterparts shall constitute one and the same instrument.

         13.Captions: Captions used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

         14.Execution of Documents: At any time and from time to time, the parties hereto shall execute such documents as are necessary to effect this Agreement.

         15.Arbitration: Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, or regarding the failure or refusal to perform the whole or any part of this Agreement shall be settled by arbitration in New York City. Any such arbitration shall be held in accordance with the rules of the American Arbitration Association, and the judgment upon the award rendered may be entered in any court having jurisdiction hereof. Any decision made by an arbitrator or by the


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


arbitrators under this provision shall be enforceable as a final and binding decision as if it were a final decision or decree of a court of competent jurisdiction.

         16.General Provisions:

                  (a) Assignability. This Agreement shall not be assignable by any of the parties to this Agreement without the prior written consent of all other parties to this Agreement.

                  (b) Governing Law. This Agreement has been negotiated and prepared and shall be performed in the State of New York, and the validity, construction and enforcement of, and the remedies under, this Agreement shall be governed in accordance with the laws of the State of New York.

                  (c) Severability of Provisions. The invalidity or unenforceability of any particular provision hereof shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed in all respect as if such invalid or unenforceable provision were omitted.

                  (d) Successors and Assigns. The rights and obligations of the parties hereunder shall inure to the benefit of, and be binding and enforceable upon the respective heirs, successors, assigns and transferees of either party.

                  (e) Reliance. All representations and warranties contained herein, or any certificate or other instrument delivered in connection herewith, shall be deemed to have been relied upon by the parties hereto, notwithstanding any independent investigation made by or on behalf of such parties.



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

         IN WITNESS WHEREOF, the undersigned have hereunto caused this Agreement to be executed the day and year first above written.

                                    ADVANCED VIRAL RESEARCH CORP.


                                    By: /s/ Shalom Hirschman
                                    ------------------------
                                         Shalom Hirschman,
                                         President and Chief Executive Officer

                                         EMPLOYEE


                                         /s/ Allan Gallantar
                                         -------------------
                                         Alan Gallantar


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                                   EXHIBIT A-1
                                   -----------

                           Corporate Performance Goals
                           ---------------------------


         The corporate objectives, the attainment of which 50% of the discretionary bonus payable to the Employee will depend, include the following:

1. Approval of one or more IND's by the United States Food and Drug Administration;

2. Increased values for shareholders reflected by long term stock price appreciation;

3. Attainment of listing on NASDAQ SmallCap Market and, subsequently, on the NASDAQ National Market;

4. The execution of material license agreements with attendant royalty streams payable to the Corporation;

5. Successful completion of corporate finance transactions resulting in the infusion of equity, quasi equity and/or long term debt into the Corporation (not including so called "death spiral" transactions);

6.       Joint venture transactions with major pharmaceutical companies;



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                                   EXHIBIT A-2
                                   -----------

                          Individual Performance Goals1
                          -----------------------------

         The individual objectives, the attainment of which 50% of the discretionary bonus payable to the Employee will depend, include the following:

1.       Establish and maintain policies for effective investor communications;

2. Establish and maintain financial controls, reporting systems and accounting policies and provide timely and accurate operating information to management and regulatory agencies;

3. Move the accounting, legal and financial reporting functions to New York headquarters;

4.       Prepare budgets for the Company;

5. Establish and maintain an approval process for growth and development plans;

6. Analyze results of operations versus budget and prior year results of operations;

7. Make recommendations to the CEO and Board of Directors with respect to operating efficiencies;

8.       Develop and supervise staff;

9.       Develop and maintain a corporate culture and mission statement;

10.      Develop and maintain investor communications procedures;

11.      Develop and maintain employee benefit plans, including a 401(k) plan;

12.      Discuss, develop and maintain a business plan strategy for the Company;

13. Develop and maintain corporate governance policies to expand the breadth of the Board of Directors and Advisory Boards;

14.      Develop and maintain risk management policies for the Company;

15.      Develop intangible property policies for the Company;

16. Maintain an ongoing relationship between the Company and NASDAQ and market makers;

17. Develop a strategy to move the Company from OTC Bulletin Board to NASDAQ SmallCap listing.

-------------------------

         1 With the exception of Number 3, each of the items will be addressed each year, except that it is intended that, once established, most of the policies will not require significant modifications on a year by year basis.


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                                    EXHIBIT B
                                    ---------


         National and regional organizations and licenses relating to the Employee's status as a certified public accountant.






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